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                             EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS

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             CONSENT OF INDEPENDENT ACCOUNTANTS        Exhibit 23




We consent to the incorporation by reference in the registration statements of Southern Union Company and Subsidiaries (the "Com-pany") on Form S-3 (File Nos. 33-58297, 333-02965 and 333-10585)
and Form S-8 (File Nos. 2-79612, 33-37261, 33-69596 and 33-69598)
of our report dated August 25, 1998, on our audits of the con-solidated financial statements of the Company as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




                                     PricewaterhouseCoopers LLP

Austin, Texas
September 25, 1998